Exhibit 99.1

CONTACTS:

Mark Carter, VP and Investor Relations Officer (704) 557-8386

Joe Calabrese, Financial Relations Board (212) 827-3772

DAVID V. SINGER, CEO OF SNYDER’S-LANCE, INC.

ELECTS TO RETIRE IN MAY 2013

Carl E. Lee Jr., President and COO, Appointed Successor

CHARLOTTE, N.C., January 14, 2013 – The Board of Directors of Snyder’s-Lance, Inc. (NASDAQ-GS: LNCE) announced today that David V. Singer, the Company’s Chief Executive Officer, has elected to retire from his CEO role following the Company’s annual meeting of stockholders on May 3, 2013. Mr. Singer will not stand for re-election as a Director. He has served as a Director of the Company since 2003 and as CEO since 2005.

The Company’s Board of Directors has named Carl E. Lee, Jr., who has served as President and Chief Operating Officer since December 2010, to succeed Mr. Singer as Chief Executive Officer. Mr. Lee served as Chief Executive Officer of Snyder’s of Hanover, Inc. from 2005 until 2010. Mr. Singer will serve in an advisory capacity in support of the leadership transition through February 2014.

Beginning in 2005, Mr. Singer led a decisive turnaround, overhauling supply chain, sales, marketing and distribution. He built a strong management team that established disciplines and a culture of strategic focus, driving decision analytics to new levels within the Company. Prior to 2010, the Company completed several strategic acquisitions that complemented the turnaround initiatives, providing increased capabilities and capacity. In late 2010, Mr. Singer guided the Lance, Inc. merger with Snyder’s of Hanover, Inc. to create Snyder’s-Lance, Inc. This merger combined two great companies on one national DSD system supporting the nation’s #1 Pretzel brand, and #1 Sandwich Cracker. In addition the merger further strengthened the Company’s management team, creating an excellent foundation for long term growth. Over Mr. Singer’s tenure as CEO, the Company’s revenues and profits have more than tripled and total return to the Company’s shareholders compounded at an annualized rate of 11%, well above the Russell 2000 Index of 6% and the S&P 500 Index of 4%.

“On behalf of the Board of Directors, I want to thank Dave for his many years of service and leadership to our Company. The Board is confident in Carl’s ability and is excited that he will assume the role of President and CEO”, said Michael A. Warehime, Chairman of the Board. “Dave has accomplished much in his tenure at Snyder’s-Lance, and we appreciate greatly the strong foundation that has been built under his leadership. His dedication and industry experience have been instrumental in the Company’s growth into the snack industry leader it is today, and we look forward to building on that success” added Bill J. Prezzano, Lead Independent Director.

“I’m proud to have been a part of Snyder’s-Lance’s growth into a national snack food company with a growing portfolio of iconic brands. We have a very strong Board of Directors, a highly capable and experienced leadership team, thousands of dedicated associates, a robust strategic plan and great brands and products,” commented Mr. Singer. “Accordingly, given our firm financial and operational footing and solid succession plan, I believe now is the appropriate time to begin the transition with Carl. I share the Board’s confidence in his ability to lead our Company and feel confident that Snyder’s-Lance is well positioned for continued growth and success for years to come. I look forward to working with Carl and the other Directors to ensure a seamless transition.”

About Snyder’s-Lance, Inc.

Snyder’s-Lance, Inc., headquartered in Charlotte, NC, manufactures and markets snack foods throughout the United States and internationally. The Company’s products include pretzels, sandwich crackers, pretzel crackers, potato chips, cookies, tortilla chips, restaurant style crackers, nuts and other snacks. Snyder’s-Lance has manufacturing facilities in North Carolina, Pennsylvania, Iowa, Indiana, Georgia, Arizona, Massachusetts, Florida, Ohio and Ontario, Canada. Products are sold under the Snyder’s of Hanover®, Lance®, Cape Cod®, Pretzel Crisps®, Krunchers! ®, Tom’s®, Archway®, Jays®, Stella D’oro®, O-Ke-Doke® and Grande® brand names along with a number of private label and third party brands. Products are distributed nationally through grocery and mass merchandisers, convenience stores, club stores, food service outlets and other channels. LNCE-G

Cautionary Note Regarding Forward-Looking Statements

This press release includes statements about future economic performance, finances, expectations, plans and prospects of Snyder’s-Lance, that constitute forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s current plans, estimates and expectations. Some forward-looking statements may be identified by use of terms such as “believe,” “anticipate,” “intend,” “expect,” “project,” “plan,” “may,” “should,” “could,” “will,” “estimate,” “predict,” “potential,” “continue,” and similar words, terms or statements of a future or forward-looking nature. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by such statements. For further information regarding cautionary statements and factors affecting future results, please refer to the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q filed subsequent to the Annual Report and other documents filed by Snyder’s-Lance with the SEC. The Company undertakes no obligation to update or revise publicly any forward-looking statement whether as a result of new information, future developments or otherwise.